Exhibit 99.1

Newmont Enters into Definitive Agreement to Acquire Newcrest

Setting the Standard for Safe, Profitable and Responsible Gold and Copper Production from a World-Class Portfolio of Top-Tier Operations

•	Newmont has agreed to acquire Newcrest by way of an Australian Scheme of Arrangement (“Scheme”), under which Newmont will acquire 100 percent of the issued shares in Newcrest Mining Limited (“Newcrest”)

•	Newcrest shareholders to receive 0.400 Newmont shares (or 0.400 Newmont CDI1) for each Newcrest share and a special dividend of up to $1.10 per share paid by Newcrest, representing a 30.4 percent premium[2]

•	Further strengthens Newmont’s position as the responsible gold mining leader through the combination of high-quality operations, projects and reserves concentrated in low-risk jurisdictions, including 10 Tier 1 operations that will support decades of safe, profitable and responsible gold and copper production[3]

•	Complementary businesses create substantial opportunities for optimization; estimated annual pre-tax synergies of $500 million expected to be achieved within first 24 months[4]

•	Highly accretive for Newmont shareholders upon closing, with opportunity to enhance near-term cash flows, targeting at least $2 billion in the first two years after closing through portfolio optimization[5]

•	Maintaining Newmont’s balanced capital allocation priorities and industry-leading dividend framework, which has returned over $4.5 billion to shareholders since established in October 2020

•	The Scheme is unanimously recommended by the Board of Directors of Newcrest, subject to no superior proposal emerging for Newcrest and the Independent Expert concluding that the transaction is in the best interests of Newcrest shareholders

•	The Board of Newmont unanimously recommends[6] that Newmont stockholders vote in favor of the required Newmont stockholder resolution

•	Transaction is subject to customary conditions, including shareholder approval, with completion expected in the fourth quarter of 2023

1 Clearing House Electronic Sub-register System Depositary Interests representing a unit of beneficial ownership in a share of Newmont common stock.

2 Premium analysis calculated by reference to the exchange ratio of 0.400x shares of Newmont for each Newcrest share held and a special dividend of up to USD$1.10 per Newcrest share resulting in an implied Newcrest equity value per share of A$29.27. Share prices based on NYSE trading of Newmont shares as at close of May 12, 2023 (US$45.94 per share), ASX trading of Newcrest shares as at close of February 3, 2023 (A$22.45 per share) and AUD/USD FX rate of 0.665.

3 See endnote G regarding Tier 1 assets

4 See endnote A regarding pre-tax synergies.

5 See endnote B regarding portfolio optimization.

6 Recommendation in the absence of a superior proposal emerging.

Readers are reminded to refer to the endnotes to this press release for additional information.

•	Newmont will host investor webcast and conference call on May 15, 2023 at 8:00 a.m. Eastern Daylight Time (10:00 p.m. Australian Eastern Standard Time)

DENVER — May 14, 2023 – Newmont Corporation (NYSE: NEM, TSX: NGT) today announced that following completion of due diligence it has entered into a binding Scheme Implementation Deed (“SID”) under which Newmont will acquire 100 percent of the issued share capital in Newcrest by way of an Australian court-approved Scheme of Arrangement (the “Scheme” or the “Transaction”).

“The combination of Newmont and Newcrest represents an exceptional value proposition for shareholders and other stakeholders. It creates an industry-leading portfolio with a multi-decade gold and copper production profile in the world’s most favorable mining jurisdictions,” said Tom Palmer, President and CEO of Newmont. “Following a robust due diligence process, we have identified a number of opportunities to unlock substantial value and will apply our experience and expertise to Newcrest’s complementary and exceptional portfolio of long-life, low-cost gold and copper assets. Leveraging our experience from the acquisition of Goldcorp four years ago, we are positioned to deliver an estimated $500 million in annual synergies and an estimated $2 billion in incremental cash flow from portfolio optimization opportunities, both part of our strategy to maximize value for shareholders and other stakeholders.”

Mr. Palmer continued: “This transaction also increases Newmont’s annual copper production – a metal vital for the new energy economy – and adds nearly 50 billion pounds of copper reserves and resources from Newcrest to our robust and balanced portfolio7. We intend to quickly realize these opportunities to create superior value for our shareholders, workforce, host communities and governments.”

Newcrest’s Chairman, Peter Tomsett, added: “This transaction combines two of the world’s leading gold producers, bringing forward significant value to Newcrest shareholders through the recognition of our outstanding growth pipeline. In addition to the ongoing benefits of merging these premier portfolios, the combined group will set a new benchmark in gold production while benefitting from a material and growing exposure to copper and a market leading position in safety and sustainability. The Newcrest Board is unanimously recommending the proposal. We are very proud of the entire Newcrest team for building a world class metals business, which will form a key part of the combined group. We believe our shareholders and other stakeholders can look forward to an exciting and prosperous future.”

7 Amounts presented on an attributable basis. Reserves and resources data for Newcrest are historical reserves estimates as at June 30, 2022, sourced from Newcrest’s company Annual Mineral Resources and Ore Reserves Statement, dated August 19, 2022. Newmont has been unable to update, and does not expect to be able to update, the Newcrest historical reserves estimates, prior to the completion of the Transaction. Accordingly, Newmont is not treating these historical estimates as current estimates of mineral resources or mineral reserves because a qualified person (as defined under SEC standards) has not done sufficient work to classify the estimate as a current estimate of mineral resources or mineral reserves. See endnote F.

Readers are reminded to refer to the endnotes to this press release for additional information.

TRANSACTION RATIONALE

The New Sustainability Standard

For the last eight years, Newmont has been recognized as the top gold miner in the Dow Jones Sustainability Index, and regularly ranks as the most transparent company for sustainability disclosure in the S&P 500. Beyond Newcrest’s well-established sustainability credentials and top quartile industry ranking, Newmont will apply its proven sustainability practices and leadership to Newcrest’s assets by:

•	Bringing a clear focus on mitigating safety risks along with visible, felt leadership in the field to drive a fatality-free business

•	Building on Newmont’s sustainability leadership and commitment to meaningful social engagement based on inclusion, transparency and integrity in order to be the partner of choice for governments, host communities, suppliers and workforce

•	Remaining committed to Newmont’s leading environmental stewardship practices and climate goals

•	Creating a diverse, inclusive and equitable workplace where everyone is welcome, attracting and retaining the breadth of skills and innovation needed to continuously improve performance

World-Class Portfolio

This acquisition would create a world-class portfolio of assets with the highest concentration of Tier 1 operations, primarily in favorable, low-risk mining jurisdictions. Supported by this portfolio, Newmont will be well-positioned to generate strong, stable and lasting returns with best-in-class sustainability performance, well into the future.

Through the combination of high-quality operations, projects and reserves, this portfolio is expected to deliver:

•	Outstanding depth and breadth of global production focused across stable mining jurisdictions:[8]

o	Approximately 8 million ounces of total combined annual gold production upon closing the Transaction, with more than 5 million gold ounces, or two-thirds of total gold production, from 10 large, long-life, low cost, Tier 1 assets

o	Combined annual copper production of approximately 350 million pounds from Australia and Canada

8 See endnote C regarding past performance. Amounts presented on an attributable basis of 6.0 million ounces of gold production for Newmont’s year ended December 31, 2022 and 2.0 million ounces of gold production for Newcrest’s year ended June 30, 2022, from respective company filings.

Readers are reminded to refer to the endnotes to this press release for additional information.

•	An extensive portfolio of greenfield and brownfield growth options from the industry’s largest reserve and resource base:

o	96 million ounces of gold reserves declared by Newmont and 52 million ounces declared by Newcrest, along with 111 million and 68 million ounces of gold resources, respectively[9]

o	Significant majority of combined entity’s gold reserves will be located in the Americas and Australia

o	Value-generating projects across some of the world’s most prospective regions including Canada’s Golden Triangle

•	Meaningful increase in copper reserves, a critical metal in facilitating the transition to a new energy economy

•	Maintaining a disciplined approach to mine planning and project development at reserve gold pricing, creating a resilient business to maximize long-term returns

Delivering Synergies

The combined business would be immediately supported by Newmont’s scalable, integrated operating model with a deep bench of experienced leaders, subject matter experts and existing regional teams in Australia and Canada. Building on the experience gained following the acquisition of Goldcorp, Newmont has identified the opportunity for substantial synergies:

•	$500 million of total annual pre-tax synergies anticipated to be achieved within the first 24 months following the completion of the Transaction:

o	Approximately $100 million of pre-tax general and administrative synergies driven by

Newmont’s scalable, integrated operating model with existing regional teams in Australia and Canada

o	Approximately $200 million of supply chain synergies from best-in-class pricing and existing strong partnerships with key suppliers, smelters and equipment manufacturers through unprecedented economies of scale

o	At least $200 million of benefits from Newmont’s proven Full Potential continuous improvement program, which improves costs and productivity through the rapid replication of leading processes and advanced technology[10]

Further value creation opportunities are anticipated as the Newcrest portfolio is fully integrated into Newmont, bringing together the industry’s best talent and processes across two key mining jurisdictions, including, among other things, the benefits from the experience of Newcrest’s world-class block caving team.

9 See footnote 7 above and endnote F below.

10 See endnote D regarding Full Potential improvements.

Readers are reminded to refer to the endnotes to this press release for additional information.

Australia

The Transaction brings together two of Australia’s largest gold producers and would reinforce Newmont’s long-standing commitment to safe, profitable and responsible gold and copper production in the country for decades to come.

Newmont will leverage its existing regional operating model in Australia and, following the Transaction, will combine and optimize both companies’ leaders, subject matter experts, supply chains and regional infrastructure to drive best-in-class performance.

Newmont intends to apply for a foreign exempt listing on the Australian Securities Exchange (“ASX”) and establish Clearing House Electronic Sub-register System Depositary Interests (“CDIs”) on the ASX. Newcrest shareholders may elect to receive CDIs representing a unit of beneficial ownership in Newmont common stock based on their country of residence.

Papua New Guinea

Upon closing of the Transaction, Newmont will establish a regional presence and in-country offices in Papua New Guinea, committed to building and maintaining strong, proactive and mutually beneficial relationships with host governments and local communities while supporting safe and profitable operations.

Canada

Once complete, the Transaction will solidify Newmont’s position in Canada through the combination of operating mines and development projects, creating a Tier 1 district in British Columbia’s highly-prospective Golden Triangle.

The combination will also leverage Newmont’s existing regional operating model in North America to combine and optimize both company’s leaders, subject matter experts, supply chains and regional infrastructure to drive best-in-class performance.

Looking ahead, the Company’s expanded footprint in Canada, together with shared ore body experience and technical expertise, could unlock gold and copper opportunities from the combined organic project pipeline, including the key projects Galore Creek and Saddle North.

Newmont will maintain its current listing on the TSX following closing of the Transaction.

Driving Capital Allocation

Newmont remains committed to its capital allocation strategy, which starts with maintaining an investment grade balance sheet with strength and flexibility. The combined company’s balance sheet will be supported by an even stronger, lower cost, diversified portfolio focused in low-risk mining jurisdictions. With the sector’s largest reserve and resource base, the combined business will be in a very strong position to advance the most value-accretive development opportunities and sustainably improve overall shareholder returns.

The Transaction is highly accretive to Newmont shareholders which is further improved when anticipated synergies are fully realized within the first 24 months of closing. Additionally, Newmont intends to enhance cash flow by at least $2 billion in the first two years after closing through portfolio optimization.

Newmont will remain committed to maintaining its industry-leading dividend framework with a robust platform to drive leading returns throughout the price cycle:11

•	$1.00 per share at reserve pricing assumption of $1,400/oz

•	Variable component is calibrated in gold price increments of $300 per ounce

•	Variable component is assessed annually in alignment with the business planning cycle, considering the current macroeconomic environment and the current level of reinvestment in the business

•	Supported by strong and flexible investment-grade balance sheet

•	Dividend payouts are reviewed and approved quarterly by Newmont’s Board of Directors

TRANSACTION SUMMARY AND CLOSE TIMELINE

•	Under the terms of the Scheme, Newmont will acquire all outstanding Newcrest shares and Newcrest shareholders will receive 0.400 Newmont shares (or 0.400 Newmont CDIs) for each Newcrest share held

•	Newcrest will also fund and pay to its shareholders a franked special dividend of up to USD$1.10 per Newcrest share, conditional on the Scheme becoming effective

•	Under the terms of the Scheme, and based on current market prices, the implied equity value of Newcrest is A$26.2 billion[12], including the dividend, with an enterprise value of A$28.8 billion[13]

•	Upon implementation of the Scheme, Newmont and Newcrest shareholders will own approximately 69 percent and 31 percent of the combined entity, respectively

11 Expectations regarding 2023 dividend levels are forward-looking statements. See endnote E regarding our dividend framework.

12 Implied equity value calculated by reference to the exchange ratio of 0.400x shares of Newmont for each Newcrest share held and a special dividend of up to US$1.10 per Newcrest share resulting in an implied Newcrest equity value per share of A$29.27 multiplied by 894,230,732 Newcrest shares outstanding. Share prices based on NYSE trading of Newmont shares as at close of May 12, 2023 (US$45.94 per share) and AUD / USD FX rate of 0.665.

13 Newcrest enterprise value calculated as implied equity value plus net debt of US$1.7 billion.

Readers are reminded to refer to the endnotes to this press release for additional information.

•	The Scheme is subject to customary conditions including:

o	Shareholder approvals from both companies

▪	Newcrest: more than 50 percent of shareholders voting and at least 75 percent of votes cast

▪	Newmont: more than 50 percent of votes cast

o	The Independent Expert concluding that the Scheme is in the best interests of Newcrest shareholders

o	Relevant regulatory approvals

o	No material adverse event or prescribed occurrences in respect of either company

•	Newcrest and Newmont are each subject to customary exclusivity restrictions, including no-shop, no-talk, and no diligence restrictions, subject to certain customary exceptions

•	The SID contemplates a break/termination fee (payable by Newcrest) and a reverse break/termination fee (payable by Newmont) in certain circumstances, with the quantum of each determined by reference to 1 percent of the equity value of the corresponding party (with a discounted amount of the reverse break fee payable, only to reimburse Newcrest for its third party costs, if Newmont stockholder approval is not ultimately obtained)

•	Newmont intends to apply for a foreign exempt listing and establish CDIs on the ASX with respect to Newmont shares issued to Newcrest shareholders

•	The Transaction is expected to close in the fourth quarter of 2023

GOVERNANCE

Gregory Boyce will continue as Chair of Newmont’s Board of Directors (“Board”) and the Board will select two directors from Newcrest to join the Newmont Board. Tom Palmer will continue as President and Chief Executive Officer of Newmont and will lead the combined company with a focus on safely and responsibly leading the combined workforce, integrating the acquired assets and delivering on shareholder commitments.

ANALYST AND INVESTOR WEBCAST AND CONFERENCE CALL

Newmont – Business Update

May 15, 2023 at 8 a.m. Eastern Daylight Time (10 p.m. Australian Eastern Standard Time)

Conference Call Details

Dial-In Number	833.470.1428
Intl Dial-In Number	404.975.4839[14]
Dial-in Access Code	984641
Conference Name	Newmont
Replay Number	866.813.9403
Replay Access Code	375213

Webcast Details

Title: Newmont – Business Update

URL: https://events.q4inc.com/attendee/420915744

The webcast materials will be available before the conference call on the “Investor Relations” section of the Company’s website, www.newmont.com. Additionally, the conference call will be archived for a limited time on the Company’s website.

ADVISORS AND COUNSEL

In connection with the Transaction, Newmont has engaged BofA Securities, Centerview Partners LLC, Lazard and BMO Capital Markets as its financial advisers, and King & Wood Mallesons and White & Case LLP as its legal advisers. Mackenzie Partners, Inc. will act as proxy solicitation agent.

ABOUT NEWMONT

Newmont is the world’s leading gold company and a producer of copper, silver, zinc and lead. The Company’s world-class portfolio of assets, prospects and talent is anchored in favorable mining jurisdictions in North America, South America, Australia and Africa. Newmont is the only gold producer listed in the S&P 500 Index and is widely recognized for its principled environmental, social and governance practices. The Company is an industry leader in value creation, supported by robust safety standards, superior execution and technical expertise. Newmont was founded in 1921 and has been publicly traded since 1925.

14 For a full list of toll-free phone numbers, refer to the following link: https://www.netroadshow.com/events/global-numbers?confId=51039

Readers are reminded to refer to the endnotes to this press release for additional information.

At Newmont, our purpose is to create value and improve lives through sustainable and responsible mining. To learn more about Newmont’s sustainability strategy and initiatives, go to www.newmont.com.

Media Contact

Omar Jabara
720.212.9651

omar.jabara@newmont.com

Investor Contact

Daniel Horton
303.837.5468

daniel.horton@newmont.com

Additional Information about the Transaction and Where to Find It

This press release is not an offer to purchase or exchange, nor a solicitation of an offer to sell securities of Newmont or Newcrest nor the solicitation of any vote or approval in any jurisdiction nor shall there be any such issuance or transfer of securities of Newmont or Newcrest in any jurisdiction in contravention of applicable law. This press release is being made in respect of the transaction involving Newmont and Newcrest pursuant to the terms of a scheme implementation deed dated May 15, 2023 (the “Scheme Implementation Deed”) by and among Newmont, Newmont Overseas Holdings Pty Ltd, an Australian proprietary company limited by shares an indirect wholly owned subsidiary of Newmont, and Newcrest and may be deemed to be soliciting material relating to the transaction. In furtherance of the pending transaction and subject to future developments, Newmont will file one or more proxy statements or other documents with the Securities and Exchange Commission (“SEC”). This press release is not a substitute for any proxy statement, the Scheme Booklet or other document Newmont or Newcrest may file with the SEC and Australian regulators in connection with the pending transaction. INVESTORS AND SECURITY HOLDERS OF NEWMONT AND NEWCREST ARE URGED TO READ THE PROXY STATEMENT(S), SCHEME BOOKLET AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE TRANSACTION AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PENDING TRANSACTION AND THE PARTIES TO THE TRANSACTION. The definitive proxy statement will be mailed to Newmont stockholders. Investors and security holders may obtain a free copy of the proxy statements, the filings with the SEC that will be incorporated by reference into the proxy statement, the Scheme Booklet and other documents containing important information about the transaction and the parties to the transaction, filed by Newmont with the SEC at the SEC's website at www.sec.gov. The disclosure documents and other documents that are filed with the SEC by Newmont may also be obtained on https://www.newmont.com/investors/reports-and-filings/default.aspx or by contacting Newmont’s Investor Relations department at Daniel.Horton@newmont.com or by calling 303-837-5484.

Participants in the Transaction Solicitation

Newmont, Newcrest and certain of their respective directors and executive officers and other employees may be deemed to be participants in any solicitation of proxies from Newmont shareholders in respect of the pending transaction between Newmont and Newcrest. Information regarding Newmont’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 23, 2023 and its proxy statement for its 2023 Annual Meeting of Stockholders, which was filed with the SEC on March 10, 2023. Information about Newcrest’s directors and executive officers is set forth in Newcrest’s latest annual report dated August 19, 2022 as updated from time to time via announcements made by Newcrest on the Australian Securities Exchange. Additional information regarding the interests of these participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in any proxy statement and other relevant materials to be filed with the SEC in connection with the pending transaction if and when they become available.

Cautionary Statement Regarding Forward-Looking Statements

This press release, and the exhibits hereto, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws and “forward-looking information” within the meaning of applicable Australian securities laws. Where a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis.

However, such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the forward-looking statements. Forward-looking statements often address our expected future business and financial performance and financial condition; and often contain words such as “anticipate,” “intend,” “plan,” “will,” “would,” “estimate,” “expect,” “believe,” “target,” “indicative,” “pending,” “preliminary,” “proposed” or “potential.” Forward-looking statements may include, without limitation, statements relating to (i) the pending transaction to acquire the share capital of Newcrest, the expected terms, timing and closing of the pending transaction, including receipt of required approvals and satisfaction of other customary closing conditions; (ii) estimates of future production, including expected annual production range; (iii) estimates of future costs applicable to sales and all-in sustaining costs; (iv) estimates of future cash flow enhancements through portfolio optimization, cost reductions, synergies, including pre-tax synergies, savings and efficiencies; (v) expectations regarding future exploration and the development, growth and potential of Newmont’s and Newcrest’s operations, project pipeline and investments; (vi) expectations regarding future investments or divestitures, including anticipated divestitures over the next two years; (vii) expected listing of common stock on the New York Stock Exchange, the Toronto Stock Exchange and the Australian Securities Exchange; and (viii) expectations from the integration of Newcrest, including the combined company’s production capacity, asset quality and geographic spread. Estimates or expectations of future events or results are based upon certain assumptions, which may prove to be incorrect. Such assumptions, include, but are not limited to: (i) there being no significant change to current geotechnical, metallurgical, hydrological and other physical conditions; (ii) permitting, development, operations and expansion of Newmont’s and Newcrest’s operations and projects being consistent with current expectations and mine plans, including without limitation receipt of export approvals; (iii) political developments in any jurisdiction in which Newmont and Newcrest operate being consistent with its current expectations; (iv) certain exchange rate assumptions for the Australian dollar to the U.S. dollar, as well as other the exchange rates being approximately consistent with current levels; (v) certain price assumptions for gold, copper, silver, lead and oil; (vi) prices for key supplies being approximately consistent with current levels; (vii) the accuracy of current mineral reserve, mineral resource and mineralized material estimates; and (viii) other planning assumptions. Risks relating to forward looking statements in regard to the Company’s business and future performance may include, but are not limited to, gold and other metals price volatility, currency fluctuations, operational risks, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, political risk, community relations, conflict resolution governmental regulation and judicial outcomes and other risks. In addition, material risks that could cause actual results to differ from forward-looking statements include: the inherent uncertainty associated with financial or other projections; the prompt and effective integration of Newmont’s and Newcrest’s businesses and the ability to achieve the anticipated synergies and value-creation contemplated by the pending transaction; the risk associated with Newmont’s and Newcrest’s ability to obtain the approval of the pending transaction by their shareholders required to consummate the pending transaction and the timing of the closing of the pending transaction, including the risk that the conditions to the pending transaction are not satisfied on a timely basis or at all and the failure of the pending transaction to close for any other reason; the risk that a consent or authorization that may be required for the pending transaction is not obtained or is obtained subject to conditions that are not anticipated; the outcome of any legal proceedings that may be instituted against the parties and others related to the Scheme Implementation Deed; unanticipated difficulties or expenditures relating to the pending transaction, the response of business partners and retention as a result of the announcement and pendency of the transaction; risks relating to the value of the Scheme Consideration to be issued in connection with the pending transaction; the anticipated size of the markets and continued demand for Newmont’s and Newcrest’s resources and the impact of competitive responses to the announcement of the transaction; and the diversion of management time on pending transaction-related issues. For a more detailed discussion of such risks and other factors, see Newmont’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC as well as the Company’s other SEC filings, available on the SEC website or www.newmont.com Newcrest’s most recent annual report for the fiscal year ended June 30, 2022 as well as Newcrest’s other filings made with Australian securities regulatory authorities and available on ASIC or www.newcrest.com. Newmont is not affirming or adopting any statements or reports attributed to Newcrest (including prior mineral reserve and resource declaration) in this press release or made by Newcrest outside of this press release. Newcrest is not affirming or adopting any statements or reports attributed to Newmont (including prior mineral reserve and resource declaration) in this press release or made by Newmont outside of this press release. Newmont and Newcrest do not undertake any obligation to release publicly revisions to any “forward-looking statement,” including, without limitation, outlook, to reflect events or circumstances after the date of this press release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement. Continued reliance on “forward-looking statements” is at investors’ own risk.

Notice Regarding Reserves and Resources:

Unless otherwise stated herein, the reserves stated in this release represent estimates at December 31, 2022, which could be economically and legally extracted or produced at the time of the reserve determination. Estimates of proven and probable reserves are subject to considerable uncertainty. Such estimates are, or will be, to a large extent, based on metal prices and interpretations of geologic data obtained from drill holes and other exploration techniques, which data may not necessarily be indicative of future results. Additionally, resource does not indicate proven and probable reserves as defined by the SEC or the Company’s standards. Estimates of measured, indicated and inferred resource are subject to further exploration and development, and are, therefore, subject to considerable uncertainty. Inferred resources, in particular, have a great amount of uncertainty as to their existence and their economic and legal feasibility. The Company cannot be certain that any part or parts of the resource will ever be converted into reserves. For additional information on our reserves and resources, please see Item 2 of the Company’s Form 10-K, filed on February 23, 2023 with the SEC.

See endnote F below regarding estimates of Newcrest’s reserves and resources.

Endnotes

A.	Synergies. Synergies and value creation as used in this press release is a management estimate provided for illustrative purposes and should not be considered a GAAP or non-GAAP financial measure. Synergies represent management’s combined estimate of pre-tax synergies, supply chain efficiencies and Full Potential improvements, as a result of the integration of Newmont’s and Newcrest’s businesses that have been monetized for the purposes of the estimation. Because synergy estimates reflect differences between certain actual costs incurred and management estimates of costs that would have been incurred in the absence of the integration of Newmont’s and Newcrest’s businesses, such estimates are necessarily imprecise and are based on numerous judgments and assumptions. Synergies are “forward-looking statements” subject to risks, uncertainties and other factors which could cause actual value creation to differ from expected or past synergies.

B.	Portfolio Optimization. Portfolio optimization as used in this press release is a management estimate provided for illustrative purposes and should not be considered a GAAP or non-GAAP financial measure. Because the enhancement to cash flow estimates the differences between certain actual cash flows and management estimates of cash flows in the absence of the integration of Newmont’s and Newcrest’s businesses, such estimates are necessarily imprecise and are based on numerous judgments and assumptions. Portfolio optimization to enhance cash flows is a “forward-looking statement” subject to risks, uncertainties and other factors which could cause enhanced cash flows to differ from expectations.

C.	Past Performance. Past performance metrics and figures included in this presentation are given for illustrative purposes only and should not be relied upon as (and are not) an indication of Newmont’s views on its or Newcrest’s future production, financial performance or condition or prospects (including on a consolidated basis). Investors should note that past performance of Newmont, including in relation to the past value returned to stockholders and past value creation and annual synergies, and other historical financial information cannot be relied upon as an indicator of (and provide no guidance, assurance or guarantee as to) future production or performance.

D.	Full Potential. Full Potential improvement value creation is considered an operating measure provided for illustrative purposes, and should not be considered GAAP or non-GAAP financial measures. Full Potential amounts are estimates utilized by management that represent estimated cumulative incremental value realized as a result of Full Potential projects implemented and are based upon both cost savings and efficiencies that have been monetized for purposes of the estimation. Because Full Potential improvement estimates reflect differences between certain actual costs incurred and management estimates of costs that would have been incurred in the absence of the Full Potential program, such estimates are necessarily imprecise and are based on numerous judgments and assumptions. Expectations of the results of Full Potential savings, synergies or improvements are forward-looking statements and subject to risks and uncertainties.

E.	Dividend. Our future dividends have not yet been approved or declared by the Board of Directors. An annualized dividend payout level has not been declared by the Board and is non-binding. The Company’s dividend framework and expected 2023 dividend payout ranges are non-binding. Management’s expectations with respect to future dividends, annualized dividends, payout ranges or dividend yield are “forward-looking statements.” The declaration and payment of future dividends remain at the discretion of the Board of Directors and will be determined based on Newmont’s financial results, balance sheet strength, cash and liquidity requirements, future prospects, gold and commodity prices, and other factors deemed relevant by the Board. The duration, scope and impact of COVID-19 presents additional uncertainties with respect to future dividends and no assurance is being provided that the Company will pay future dividends at the increased payment level. The Board of Directors reserves all powers related to the declaration and payment of dividends. Consequently, in determining the dividend to be declared and paid on the common stock of the Company, the Board of Directors may revise or terminate the payment level at any time without prior notice.

F.	Cautionary Statement Regarding the Newcrest Historical Reserves Estimates: The mineral resource and mineral reserve estimates stated herein with respect to Newcrest (the “Newcrest Historical Reserves Estimates”) were prepared to meet the reporting requirements of the Australian Securities Exchange (“ASX”) Listing Rules Chapter 5, December 2019; the Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves, December 2012 (“JORC Code”), and were prepared in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) of the Canadian Securities Administrators, June 2011, Canadian Institute of Mining, Metallurgy and Petroleum Definition Standards on Mineral Resources and Mineral Reserves, May 2014 and the rules of the Toronto Stock Exchange (“TSX”). Investors should note that the requirements of the JORC Code and NI 43-101 differ from the requirements of Subpart 1300 of Regulation S-K. Reserves and resources prepared under the JORC Code and NI-43-101 are normally not permitted to be used in reports and registration statements filed with the SEC. Certain of the Newcrest Historical Reserves Estimates include inferred resources, which would not be permitted under Subpart 1300 of Regulation S-K. Inferred resources involve a great amount of uncertainty as to their existence and their economic and legal feasibility. A significant amount of exploration must be completed in order to determine whether an inferred resource may be upgraded to a higher category. US investors are cautioned not to assume that all or any part of an inferred resource exists or is economically or legally mineable. Accordingly, there is no assurance that the Newcrest Historical Reserves Estimates or any other mineral reserves or mineral resources that Newcrest may report under JORC or NI 43-101 will be the same as the mineral reserve or mineral resource estimates prepared under Subpart 1300 of Regulation S-K. The Newcrest Historical Reserves Estimates are subject to review and adjustment following closing of the pending Transaction, in accordance with Subpart 1300 of Regulation S-K adopted by the SEC, including to meet required study levels, price assumptions, for future divestments and acquisitions and other factors. No assurances can be made that all historical Newcrest mineral reserves or mineral resources will be recognized as Newmont mineral reserves or mineral resources. Under Subpart 1300 of Regulation S-K, a registrant’s disclosure of exploration results, mineral resources or mineral reserves must be based on and accurately reflect information and supporting documentation prepared by a qualified person. Newmont has not been involved in the preparation of Newcrest’s historical mining reserve or mining resource estimates. Accordingly, Newmont assumes no responsibility for such estimates. Expectations regarding future reserves and resource declarations should be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws.

G.	Tier 1 Asset. Defined as +500k GEOs/year consolidated, average AISC/oz in the lower half of the industry cost curve and a mine life >10 years in countries that are classified in the A and B rating ranges for each of Moody’s, S&P and Fitch.

H.	Gold equivalent ounces (GEOs). Calculated as pounds or ounces produced multiplied by the ratio of the other metal’s price to the gold price, using Gold ($1,400/oz.), Copper ($3.50/lb.), Silver ($20/oz.), Lead ($1.00/lb.), and Zinc ($1.20/lb.) pricing.